UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016 (February 4, 2016)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2016, MISONIX, INC. (“Misonix” or the “Company”) issued a press release announcing its financial results for the three months ended December 31, 2015. The press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of Misonix, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 4, 2016, Misonix held its Annual Meeting of Shareholders. At that meeting, shareholders (i) re-elected the seven incumbent directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Rules and Regulations promulgated under the Exchange Act), and (iii) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The following table sets forth the final results of the total shares voted on the election of directors:

VOTES

NOMINEES	FOR	WITHOLD	BROKER NON-VOTE
Michael A. McManus, Jr.	2,295,122	828,301	3,128,681
T. Guy Minetti	3,112,542	10,881	3,128,681
Thomas M. Patton	3,112,242	11,181	3,128,681
John W. Gildea	3,101,042	22,381	3,128,681
Charles Miner, III MD	3,112,042	11,381	3,128,681
Stavros G. Vizirgianakis	2,357,582	765,841	3,128,681
Patrick A. McBrayer	3,101,042	22,381	3,128,681

The following table sets forth the final results of the total shares voted, on an advisory basis, on the approval of the compensation of the Company’s Named Executive Officers:

VOTES

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

2,942,507	152,120	28,796	3,128,681

The following table sets forth the final results of the total shares voted on the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2016:

VOTES

FOR	AGAINST	ABSTAIN

6,185,671	57,729	8,704

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of MISONIX, INC., dated February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2016	MISONIX, INC.

		By:	/s/ Richard A. Zaremba
Richard A. Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of MISONIX, INC., dated February 9, 2016